Exhibit 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Amendment No. 1 to Annual Report on Form 20-F/A for the year ended December 31, 2007 (the “Form 20-F/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 24, 2008
/s/  Jesús Reyes Heroles González Garza
Name: Jesús Reyes Heroles González Garza

Title:	Director General/Chief Executive Officer

Date: September 24, 2008
/s/  Esteban Levin Balcells
Name: Esteban Levin Balcells

Title:	Chief Financial Officer